EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to the Registration Statement (Form S-4 No. 333-73073) on Form S-8 pertaining to The Chubb Corporation Option Adjustment Program, of our reports (a) dated February 24, 1999, except for Note 20(c), as to which the date is March 12, 1999, with respect to the consolidated financial statements of The Chubb Corporation incorporated by reference in its Annual Report (Form 10-K), (b) dated March 26, 1999, with respect to the related financial statement schedules of The Chubb Corporation included in its Annual Report (Form 10-K), and (c) dated June 25, 1999, with respect to the financial statements and schedules of the Capital Accumulation Plan of The Chubb Corporation, Chubb & Son Inc., and Participating Affiliates included in the Plan's Annual Report (Form 11-K), all for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                                  Ernst & Young LLP

New York, New York

July 16, 1999